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                                                                  EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus Supplement constituting part of the Registration Statements on Form S-3 (No. 333-50417 and 33-99646) of Intuit Inc. and in the Registration Statements on Form S-8 of Intuit Inc. (File Nos. 33-59458, 33-95049, 33-73222, 333-06889,
333-14715, 333-16827, 333-16829, 333-20361, 333-45285, 333-45277 and 333-45287)
and Form S-4 of Intuit Inc. (File No. 33-99644) of our report dated May 15, 1998 relating to the combined financial statements of Lacerte Software Corporation and Lacerte Educational Services Corporation, which appears in the Current Report on Form 8-K of Intuit Inc. dated May 18, 1998. We also consent to the references to us under the heading "Experts" and "Selected Financial Data of Lacerte" in such Prospectus Supplement. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data of Lacerte."



PRICE WATERHOUSE LLP


Dallas, Texas
May 18, 1998